UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 25, 2019

Date of Report

(Date of earliest event reported)

DURECT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-31615	94-3297098
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Bubb Road

Cupertino, CA 95014

(Address of principal executive offices) (Zip code)

(408) 777-1417

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock $0.0001 value per share	DRRX	The NASDAQ Stock Market LLC (The Nasdaq Global Market)
Preferred Share Purchase Rights

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 25, 2019, DURECT Corporation (the “Company”) received approval from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) to transfer the listing of the Company’s common stock from the Nasdaq Global Market to the Nasdaq Capital Market (the “Approval”).

As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 28, 2018, the Company received a letter (the “Notice”) from Nasdaq on December 24, 2018 advising the Company that for 30 consecutive trading days preceding the date of the Notice, the bid price of the Company’s common stock had closed below the $1.00 per share minimum required for continued listing on the Nasdaq Global Market under Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”). The Notice stated that the Company had 180 days, or until June 24, 2019, to demonstrate its compliance with the Minimum Bid Price Requirement. In response, on June 7, 2019, the Company filed an application to transfer the listing of its common stock from the Nasdaq Global Market to the Nasdaq Capital Market.

As a result of the Approval, the Company has been granted an additional 180-day grace period, or until December 23, 2019, to regain compliance with the Minimum Bid Price Requirement. The Company’s common stock will be transferred to the Nasdaq Capital Market effective as of June 27, 2019, and will continue to trade under the symbol “DRRX.” The Nasdaq Capital Market operates in substantially the same manner as the Nasdaq Global Market, but with less stringent listing requirements although listed companies must meet certain financial requirements and comply with Nasdaq’s corporate governance requirements.

To regain compliance with the Minimum Bid Price Requirement and qualify for continued listing on the Nasdaq Capital Market, the minimum bid price per share of the Company’s common stock must be at least $1.00 for at least ten consecutive business days during the additional 180-day grace period.  If the Company does not regain compliance during this additional grace period, its common stock would be subject to delisting by Nasdaq.  As part of its transfer application, the Company notified Nasdaq that if the stock price does not recover sufficiently during the additional grace period, it would implement a reverse stock split, if necessary.

On June 25, 2019, the Company issued a press release announcing its receipt of the Approval. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This report contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, the Company’s plans to regain compliance with the Minimum Bid Price Requirement and qualify for continued listing on the Nasdaq Capital Market, and the potential implementation of a reverse stock split. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change them, and could cause actual results to differ materially from those projected in the forward-looking statements. Meaningful factors that could cause actual results to differ include, but are not limited to, the continued failure of the Company’s common stock to trade at prices above $1.00 per share, the risk of being delisted from the Nasdaq Capital Market, changes to Nasdaq’s listing standards and other factors discussed in the “Risk Factors” section of the Company’s Form 10-Q for the three months ended March 31, 2019, filed with the SEC on May 7, 2019 and the Company’s other filings with the SEC.

The forward-looking statements in this report speak only as of the date of this report (unless another date is indicated). The Company undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Exhibits

Exhibit No.	Description
99.1	Press Release dated June 25, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURECT Corporation

Date: June 25, 2019	By:	/s/ James E. Brown
James E. Brown
President and Chief Executive Officer

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